Exhibit 1.01
Dover Corporation
Conflict Minerals Report
For the Year Ended December 31, 2025

The Company has made statements in this Conflict Minerals Report that may constitute forward-looking statements about its plans to take additional actions or to implement additional policies or procedures with respect to its "reasonable country of origin inquiry" and due diligence to determine the origin of Conflict Minerals included in the Company products. The Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. The Company’s reporting obligations under the Dodd-Frank Act may change in the future, and its ability to implement certain processes may differ materially from those anticipated or implied in this report. Additionally, the Company relies on its direct material suppliers, which may be many steps removed from smelters or refiners of Conflict Minerals in supply chains, for information required to meet its reporting obligations. There can be no assurance that the information received from its direct suppliers will be complete and accurate or that when the Company receives such information, it will be able to make a determination as to whether the products manufactured contain Conflict Minerals originating in certain countries in support of armed groups operating in those countries.

This report for the year ended December 31, 2025 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the "Rule"). The Rule was adopted by the Securities and Exchange Commission (the "SEC") to implement reporting and disclosure requirements related to conflict minerals as directed by Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act"). The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals that are necessary to the functionality or production of their products. "Conflict Minerals" or "3TG" minerals are defined as cassiterite, columbite-tantalite, gold, wolframite and their derivatives, which are limited to tin, tantalum, tungsten and gold.

Based on information received to date, Dover Corporation ("Dover" or the "Company") is unable to conclude whether the Conflict Minerals used in its products may have originated from the Democratic Republic of the Congo (the "DRC") or adjoining countries (collectively, the DRC and adjoining countries are the "Covered Countries") in circumstances that support armed groups in the region.

The information contained in this report is not audited.

The Company conducted a Reasonable Country of Origin Inquiry ("RCOI") concerning Conflict Minerals included in its products.

I.Products

The Company’s products include a variety of industrial equipment as outlined below. These products, along with their manufacturing locations, are more fully described on its website, www.DoverCorporation.com. Information contained on the Company’s website or otherwise actively linked to this report is not part of, nor incorporated by reference into, this report or the Company’s Form SD.

Engineered Products. Products in the Company’s Engineered Products segment include electronic components that incorporate tantalum, tin and gold. Other product lines incorporate tungsten and tantalum where required for durability or strength.

Clean Energy & Fueling. Products in the Company’s Clean Energy & Fueling segment include electronic components and measuring device components that incorporate tantalum, tin and gold. Other product lines incorporate tungsten and tantalum where required for durability or strength.

Imaging & Identification. Products in the Company’s Imaging & Identification segment include electronic components that incorporate tantalum, tin and gold. Other product lines incorporate tungsten and tantalum where required for durability or strength.

Pumps & Process Solutions. Products in the Company’s Pumps & Process Solutions segment include electronic components and measuring device components that incorporate tantalum, tin and gold. Product lines incorporate tungsten and tantalum, as in the pump product lines, where required for durability.

Climate & Sustainability Technologies. Products manufactured in the Company’s Climate & Sustainability Technologies segment include electronic components that incorporate tantalum, tin and gold. Lighting in the refrigeration may include tungsten. Other industrial product lines may include tantalum and tungsten where required for durability.

II.Policy

The Company has adopted a "conflict free" supply chain policy. The policy has been communicated to suppliers through the Company’s Supplier Code of Conduct, the Conflict Minerals survey process and through its efforts to implement related terms and conditions in supplier contracts. Dover suppliers are required to comply with Dover's Supplier Code of Conduct, which includes requirements relating to Conflict Minerals and responsible sourcing. Relevant suppliers are responsible for passing these same requirements on to their suppliers. We expect our suppliers to implement a process to reasonably assure that the Conflict Minerals contained in the products provided to Dover do not perpetrate human rights abuses in the DRC or an adjoining country.

The Company’s Conflict Minerals Policy is available on the Company’s website at:
https://www.dovercorporation.com/about-us/our-governance/conflict-minerals

III.Design of the Due Diligence Process

The Company has undertaken to identify and assess the conflict mineral risk in its supply chain in accordance with The Organization for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High Risk Areas, including the Supplement on Tin, Tantalum and Tungsten, and the Supplement on Gold (the "OECD Guidance") and in accordance with the requirements of the Dodd-Frank Act. The Company’s activities are described in the five steps outlined in that OECD Guidance and in the Responsible Minerals Initiative’s (formerly the Conflict Free Sourcing Initiative) Five Practical Steps for Conflict Minerals Due Diligence and SEC Disclosure.

Step 1. Establish Strong Company Management Systems

The Company has appointed senior executives and members of its accounting and legal departments to oversee the Conflict Minerals reporting and compliance processes. To manage the day-to-day administration of the RCOI process, the Company appointed a separate Conflict Minerals team. That team follows standards set forth in the OECD Guidance, using a third-party provider’s survey tool and database functionality that allowed it to receive, review and report on the results of its survey process. The Company has implemented a process to retain the information obtained through the survey tool for a period of not less than five years. The Company has not undertaken an audit of its processes, as permitted by guidance issued by the U.S. Securities and Exchange Commission. The third party provider was selected based on its experience, access to shared supplier databases and technical solutions to assist in the Conflict Minerals survey process, and has continued to work with the Company for the 2025 report. Information obtained through the third party provider’s survey tool will also be retained for five years, in accordance with the Company’s policy.

The Company’s Conflict Minerals reporting program aligns with the OECD Due Diligence Guidance and the requirements of the Dodd-Frank Act.

Step 2. Identify and Assess Risks in the Supply Chain

The Conflict Minerals team engaged with operating company supply chain, operations and engineering personnel to determine the applicable categories of purchasing activity and to identify parts, materials and components which its operating companies reasonably expected may contain Conflict Minerals or where mineral content is unknown.

Based on data collected over prior years, the Company has been able to refine its process of identifying a list of suppliers to survey where the purchased items were directly incorporated into the Company’s products. Suppliers of indirect materials, consulting fees, and capital project costs, for example, were not included in the surveys. By following this approach, the Company was able to concentrate its 2025 survey efforts on relevant suppliers, including those with the potentially highest risk on the Company’s operating companies, based on the largest spend within the Company’s supply chain. The Company was also able to leverage its third-party survey provider’s expertise and access to supplier surveys for other clients to obtain information from more suppliers who were potentially in scope for products that included Conflict Minerals, and help identify risks within the Company’s supply chains.

In 2025, the Company has issued surveys to 573 suppliers of parts, materials and components that potentially include Conflict Minerals based on classifications in the Company’s spend management system and information available through supply chain and engineering personnel. The Company’s third-party provider and its operating companies followed up on survey responses that included discrepancies or did not address the survey questions or where information provided by suppliers indicated potential sources within the Covered Countries.

In the 2025 survey responses, suppliers were asked to identify smelters located in the Covered Countries that might be the source of 3TG minerals included in products purchased by the Company. In some cases, suppliers were unable to identify the smelters or countries of origin in their supply chain. Many suppliers responded to the survey at the company level, by providing information related to all of the items the supplier produces, without identifying smelters specific to the items purchased by the Company. A large number of the Company’s suppliers remain several steps removed from the ultimate smelter, or are unable to identify smelters specific to the products purchased by the Company, because of the number of lower level suppliers with incomplete information about their own sources. In responses received, 102 suppliers identified tin, 83 identified tantalum, 71 identified tungsten, and 82 identified gold smelters as being located in the Covered Countries. Using the smelter information provided by suppliers, the third-party survey provider reviewed the smelter information provided to determine if the smelters were included in the RBA Conformant Smelter or supplier identification list (the "RBA List") and other published smelter information and reported findings to the Company.

The Company is aware that some of the smelters with identification numbers from the Responsible Business Alliance ("RBA") have not completed the RBA audit process or periodic reaudit or recertification processes. Smelters identified on an RBA active list have committed to participate in a certification program with respect to the sources of their raw materials. Smelters on the active list are at various stages of the audit cycle, which may include post-audit corrective actions. RBA has indicated that the time it takes a smelter to complete an audit cycle varies.

The Company has identified 749 smelters that align with RBA List numbers based on the information provided by its suppliers for the current year. Because of the functionality of the survey tool in use, there are additional "smelter" names provided by suppliers that could not be tied to or verified to the RBA List when reviewed by the third party survey company. The information provided for these non-RBA entities is not adequate for the Company to verify that the identified entities are, in fact, smelters.

A number of suppliers have indicated that the Conflict Minerals included in their products come from recycled sources, but generally could not certify that all of the Conflict Minerals used come from recycled sources. The Company relies on its suppliers to conduct the intermediate due diligence of second, third or lower level suppliers, and based on the responses from suppliers in its inquiry, suppliers have not received sufficient information to be able to complete those inquiries to date.

Step 3. Design and Implement a Strategy to Respond to Identified Risks

The Company’s management is briefed on the status of due diligence efforts. The Company’s Conflict Minerals Policy has been distributed to the operating companies in each of the Company’s five business segments and is incorporated into contracts and purchase orders placed by those operating companies. The Company has developed a risk management plan that outlines the Company’s response to any identified risks related to sourcing of materials from the Covered Countries, although the Company is currently not aware of any circumstance where it has been necessary to consider implementing those risk mitigation efforts and has not suspended trade or disengaged from a supplier. Where suppliers have not been able to provide information on smelters, the Company may have a risk that the smelters used by such suppliers are not compliant with its policy.

Step 4. Carry Out an Independent Third-Party Audit of Smelter’s or Refiner’s Due Diligence Practices

The Company currently does not engage in independent auditing of smelters or refiners identified in its supply chain. The Company is a member of the Responsible Minerals Initiative ("RMI") and supports the auditing efforts of that organization through its financial support.

Step 5. Report Annually on Supply Chain Due Diligence

This Conflict Minerals Report constitutes our annual report on the Conflict Minerals due diligence of the Company. A copy of this Conflict Minerals Report is available on the Dover Corporation website at
https://www.dovercorporation.com/about-us/our-governance/conflict-minerals

IV. Results of the Company’s Due Diligence to Date1

Dover’s survey methodology has been developed and refined since the origination of the Dodd-Frank requirement and continuing through March 31, 2026. The original survey format used was updated as changes were made in the recommended RMI format. The Company has retained the services of a nationally recognized third-party provider with expertise in Conflict Minerals solicitations and that also provided a platform to review responses and enhance follow-up on missing or incomplete surveys. That third party was also retained for the 2025 solicitation and reporting. In conducting a "Reasonable Country of Origin Inquiry" for the period from January 1, 2025 through March 31, 2026, the Company reviewed and determined applicability of the RCOI process for suppliers that account for about 52% of its annualized materials related spend for 2025.

The Company received survey responses back from about 80% of the suppliers surveyed. A number of respondents indicated that their products contain Conflict Minerals, but those suppliers cannot yet determine whether those Conflict Minerals originate in the Covered Countries for one or more of the 3TG minerals. Of those suppliers who could not identify any sources, 2 included tin, 2 included tantalum, 7 included tungsten, and 2 suppliers included gold in their products.

Of those respondents that said they had identified all sources of a specific 3TG mineral, a number had identified that their supply chain sources included Covered Country sources. Of those suppliers who had said they had identified all sources for one or more 3TG minerals, including Covered Country sources, in their own supply chains, 100 identified all tin sources, 39 identified all tantalum sources, 37 identified all tungsten sources and 56 had identified all gold sources.

Of the respondents, 243 suppliers indicated that they have developed corrective action plans concerning Conflict Minerals in their products.

Many suppliers responded to the surveys by providing information for Conflict Mineral content and smelters for all products they sell, without distinguishing those contents or smelters applicable to the products purchased by the Company from them. Accordingly, Dover is unable to determine specific smelters or sources that may be included in the products purchased from those suppliers. The Company continues to issue surveys to suppliers and follow-up on the information received in response to surveys.

The Company’s suppliers have provided information on smelters in response to the Company’s surveys. Because the Company is a number of steps removed from the smelter sources and its suppliers are unable to link any specific smelter to the products and materials provided by those suppliers to the Company, the Company is unable to confirm that any of the smelter names provided are, in fact, sources of Conflict Minerals in the Company’s products. Based on these survey responses through March 31, 2026, the Company has identified 749 smelters from the RBA List. Such smelters are included in the list attached as Annex A to this Report. Suppliers have also provided names that the suppliers describe as "smelters" but could not be linked by the Company’s consultant to actual smelters on the RBA List and as such, may not, in fact, be smelters. In most cases, this incomplete information provided by suppliers
1 Supplier responses include surveys issued and answers received by the Company in 2025 and through March 31, 2026. In determining spend, the Company has considered internal information through March 2026, for spend incurred in calendar year 2025, not including any operating company entities which are not currently integrated into the Company’s spend database.

consists of partial names and/or locations. The Company believes those incomplete or unmatched names may result in additional sources of the 3TG minerals that are not included in the RBA List. The Company and its third-party survey consultant believe that many of those names likely could be matched to RBA lists, or to non-smelter company names if the Company’s suppliers had more complete information from their own supply chain.

Dover is unable to determine where the Conflict Minerals included in its supply chain originate. As a result, Dover is unable to make a determination as to whether the Conflict Minerals included in its supply chain financed or benefited armed groups in the Covered Countries, or came from recycled or scrap sources, or to discern which of the identified facilities (smelters or refiners) process such Conflict Minerals.

Because the Company is several steps removed from smelters and mines, the Company must rely on suppliers in its supply chain to complete their own due diligence on country of origin.

V.Additional Steps of the Company to Mitigate Risks and Improve Due Diligence

The Company, through members of its Conflict Minerals team, participates in industry-wide programs to facilitate sharing of information about smelter programs and conflict-free sourcing, including the RMI, and to review developments in reporting. The Company has also participated in training sessions with its third-party survey provider.

The Company has processes for corrective actions including remediation or termination that may be taken where suppliers identify problematic sources of Conflict Minerals during the survey process. For specific suppliers, corrective actions may depend on factors such as vendor size, risk level, vendor capabilities and the Company’s ability to meet quality control requirements associated with customer specifications. To date, the Company has not undertaken remediation with any supplier. Because the Company is a number of steps removed from smelters within its supply chain, lack of information from suppliers on smelters continues to be a risk that the Company seeks to address.

The Company continues to implement Conflict Minerals contract clauses where appropriate for its suppliers. The Company’s Supplier Code of Conduct includes Conflict Minerals reporting requirements, and the Company’s operating companies are communicating those requirements to the supply chain.

ANNEX A

All Smelter Identification Numbers refer to CFS assigned numbers.

Metal	Smelter Name	Country	Smelter ID
Gold	8853 S.p.A.	Italy	CID002763
Gold	ABC Refinery Pty Ltd.	Australia	CID002920
Gold	Abington Reldan Metals, LLC	United States Of America	CID002708
Gold	Advanced Chemical Company	United States Of America	CID000015
Gold	African Gold Refinery	Uganda	CID003185
Gold	Agosi AG	Germany	CID000035
Gold	Aida Chemical Industries Co., Ltd.	Japan	CID000019
Gold	Aktyubinsk Copper Company TOO	Kazakhstan	CID000028
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates	CID002560
Gold	Al Ghaith Gold	United Arab Emirates	CID002899
Gold	Albino Mountinho Lda.	Portugal	CID002760
Gold	Alexy Metals	United States Of America	CID003500
Gold	Alldyne Powder Technologies	Germany	CID000034
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	CID000041
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	CID000058
Gold	Argor-Heraeus S.A.	Switzerland	CID000077
Gold	ARY Aurum Plus	United Arab Emirates	CID002596
Gold	Asahi Pretec Corp.	Japan	CID000082
Gold	Asahi Refining Canada Ltd.	Canada	CID000924
Gold	Asahi Refining USA Inc.	United States Of America	CID000920
Gold	Asaka Riken Co., Ltd.	Japan	CID000090
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	CID000103
Gold	Atlantic Copper	Spain	CID003350
Gold	Attero Recycling Pvt Ltd	India	CID004697
Gold	AU Traders and Refiners	South Africa	CID002850
Gold	Augmont Enterprises Private Limited	India	CID003461
Gold	AURA-II	United States Of America	CID002851
Gold	Aurubis AG	Germany	CID000113
Gold	Aurubis AG, Hamburg	Germany	CID005476
Gold	Baiyin Nonferrous Metals Corporation (BNMC)	China	CID000523
Gold	Bangalore Refinery	India	CID002863
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	CID000128
Gold	Bauer Walser AG	Germany	CID000141
Gold	Boliden Ronnskar	Sweden	CID000157
Gold	C. Hafner GmbH + Co. KG	Germany	CID000176
Gold	C.I Metales Procesados Industriales SAS	Colombia	CID003421
Gold	Caridad	Mexico	CID000180
Gold	CCR Refinery - Glencore Canada Corporation	Canada	CID000185
Gold	Cendres + Metaux S.A.	Switzerland	CID000189
Gold	CGR Metalloys Pvt Ltd.	India	CID003382
Gold	Changsanjiao elc. Ltd	China	CID000208
Gold	Chenzhou Yun Xiang mining limited liability company	China	CID000227
Gold	Chimet S.p.A.	Italy	CID000233
Gold	China GoldDeal Investment Co., Ltd.	China	CID000236
Gold	China National Gold Group Corporation	China	CID000242
Gold	Chugai Mining	Japan	CID000264
Gold	Coimpa Industrial LTDA	Brazil	CID004010
Gold	Colt Refining	United States Of America	CID000288
Gold	Cooperativa Metalurgica de Rondonia Ltda.	Brazil	CID000296
Gold	CORE PMG	Germany	CID000299

Gold	Daejin Indus Co., Ltd.	Korea, Republic Of	CID000328
Gold	DaeryongENC	Korea, Republic Of	CID000333
Gold	Dai-ichi Seiko	Japan	CID000339
Gold	Daye Non-Ferrous Metals Mining Ltd.	China	CID000343
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany	CID002867
Gold	Dijllah Gold Refinery FZC	United Arab Emirates	CID003348
Gold	DODUCO Contacts and Refining GmbH	Germany	CID000362
Gold	Dongguan City up another metal copper processing plant	China	CID000374
Gold	Dongguanshi Sutande Dianzi Cailiao Youxiangongsi	China	CID000395
Gold	Dongwu Gold Group	China	CID003663
Gold	Dowa	Japan	CID000401
Gold	DS PRETECH Co., Ltd.	Korea, Republic Of	CID003195
Gold	DSC (Do Sung Corporation)	Korea, Republic Of	CID000359
Gold	Dujinshui zhihuan fanying	China	CID000408
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan	CID000425
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan	CID003424
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan	CID003425
Gold	Elemetal Refining, LLC	United States Of America	CID001322
Gold	Elite Industech Co., Ltd.	China	CID004755
Gold	Elite Industech Co., Ltd.	Taiwan, Province Of China	CID004755
Gold	Emerald Jewel Industry India Limited (Unit 1)	India	CID003487
Gold	Emerald Jewel Industry India Limited (Unit 2)	India	CID003488
Gold	Emerald Jewel Industry India Limited (Unit 3)	India	CID003489
Gold	Emerald Jewel Industry India Limited (Unit 4)	India	CID003490
Gold	Emirates Gold DMCC	United Arab Emirates	CID002561
Gold	Faggi Enrico S.p.A.	Italy	CID002355
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe	CID002515
Gold	Fujairah Gold FZC	United Arab Emirates	CID002584
Gold	Fujian Jinxin Tungsten Co., Ltd.	China	CID002725
Gold	Gasabo Gold Refinery Ltd	Rwanda	CID005006
Gold	Geib Refining Corporation	United States Of America	CID002459
Gold	GG Refinery Ltd.	Tanzania, United Republic Of	CID004506
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	India	CID002852
Gold	Gold by Gold Colombia	Colombia	CID003641
Gold	Gold Coast Refinery	Ghana	CID003186
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China	CID002243
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	CID001909
Gold	Guangdong Hua Jian Trade Co., Ltd.	China	CID000605
Gold	Guangdong Jinding Gold Limited	China	CID002312
Gold	GUANGDONG JINXIAN GAOXIN CAI LIAO GONG SI	China	CID000611
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China	CID000651
Gold	Hang Seng Technology	China	CID000670
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	CID000671
Gold	Hanhua jinshu	China	CID000672
Gold	Heimerle + Meule GmbH	Germany	CID000694
Gold	Henan Yuguang Gold & Lead Co., Ltd.	China	CID002519
Gold	Heraeus Germany GmbH Co. KG	Germany	CID000711
Gold	Heraeus Metals Hong Kong Ltd.	China	CID000707
Gold	Hetai Gold Mineral Guangdong Co., Ltd.	China	CID000718
Gold	Hop Hing electroplating factory Zhejiang	China	CID002739
Gold	House of Currency of Brazil (Casa da Moeda do Brazil)	Brazil	CID002601
Gold	Hunan Chenzhou Mining Co., Ltd.	China	CID000767
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China	CID000773
Gold	Hung Cheong Metal Manufacturing Limited	China	CID002904
Gold	HwaSeong CJ CO., LTD.	Korea, Republic Of	CID000778

Gold	Impala Platinum - Platinum Metals Refinery (PMR)	South Africa	CID004714
Gold	Impala Refineries – Base Metals Refinery (BMR)	South Africa	CID004604
Gold	Impala Rustenburg	South Africa	CID004610
Gold	Industrial Refining Company	Belgium	CID002587
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	CID000801
Gold	International Precious Metal Refiners	United Arab Emirates	CID002562
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	CID000807
Gold	Istanbul Gold Refinery	Turkey	CID000814
Gold	Italpreziosi	Italy	CID002765
Gold	JALAN & Company	India	CID002893
Gold	Japan Mint	Japan	CID000823
Gold	Jiangxi Copper Co., Ltd.	China	CID000855
Gold	Jin Jinyin Refining Co., Ltd.	China	CID000884
Gold	Jinlong Copper Co., Ltd.	China	CID000909
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	CID000927
Gold	JSC Novosibirsk Refinery	Russian Federation	CID000493
Gold	JSC Uralelectromed	Russian Federation	CID000929
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	CID000937
Gold	K.A. Rasmussen	Norway	CID003497
Gold	Kaloti Precious Metals	United Arab Emirates	CID002563
Gold	Kazakhmys Smelting LLC	Kazakhstan	CID000956
Gold	Kazzinc	Kazakhstan	CID000957
Gold	KEMET Blue Powder	United States Of America	CID000964
Gold	Kennecott Utah Copper LLC	United States Of America	CID000969
Gold	KGHM Polska Miedz S.A. Oddzial Huta Miedzi, Glogow	Poland	CID005401
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	CID002511
Gold	Kojima Chemicals Co., Ltd.	Japan	CID000981
Gold	Korea Metal Co., Ltd.	Korea, Republic Of	CID000988
Gold	Korea Zinc Co., Ltd.	Korea, Republic Of	CID002605
Gold	Kosak Seiren	Japan	CID000991
Gold	KP Sanghvi International Airport	India	CID004433
Gold	Kundan Care Products Ltd.	India	CID003463
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	CID001029
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation	CID002865
Gold	L'azurde Company For Jewelry	Saudi Arabia	CID001032
Gold	Lingbao Gold Co., Ltd.	China	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China	CID001058
Gold	L'Orfebre S.A.	Andorra	CID002762
Gold	LS MnM Inc.	Korea, Republic Of	CID001078
Gold	LT Metal Ltd.	Korea, Republic Of	CID000689
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	CID001093
Gold	Marsam Metals	Brazil	CID002606
Gold	Materion	United States Of America	CID001113
Gold	Matsuda Sangyo Co., Ltd.	Japan	CID001119
Gold	MD Overseas	India	CID003548
Gold	Metahub Industries Sdn. Bhd.	Malaysia	CID002821
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa	CID003575
Gold	METALLI PREZIOSI S.p.A.	Italy	CID002326
Gold	Metallix Refining Inc.	United States Of America	CID003557
Gold	Metalor Technologies (Hong Kong) Ltd.	China	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	CID001152
Gold	Metalor Technologies (Suzhou) Ltd.	China	CID001147
Gold	Metalor Technologies S.A.	Switzerland	CID001153
Gold	Metalor USA Refining Corporation	United States Of America	CID001157
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	CID001161

Gold	Minera Titán del Perú SRL (MTP) - Belen Plant	Peru	CID005014
Gold	Mitsubishi Materials Corporation	Japan	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001193
Gold	MKS PAMP SA	Switzerland	CID001352
Gold	MMTC-PAMP India Pvt., Ltd.	India	CID002509
Gold	Modeltech Sdn Bhd	Malaysia	CID002857
Gold	Morris and Watson	New Zealand	CID002282
Gold	Morris and Watson Gold Coast	Australia	CID002866
Gold	Moscow Special Alloys Processing Plant	Russian Federation	CID001204
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	CID001220
Gold	Naoshima Smelter & Refinery	Japan	CID005396
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	CID001236
Gold	NH Recytech Company	Korea, Republic Of	CID003189
Gold	Nihon Material Co., Ltd.	Japan	CID001259
Gold	Nihon Superior Co., Ltd.	Japan	CID001252
Gold	NOBLE METAL SERVICES	United States Of America	CID003690
Gold	Nohon Material Corporation	Japan	CID002285
Gold	NORSUN CIRCUITED ENTERPRISE CO. LTD	China	CID001299
Gold	Nyrstar Metals	Australia	CID001313
Gold	Nyrstar Metals	United States Of America	CID001313
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	CID002779
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	CID001325
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation	CID001326
Gold	OJSC Kolyma Refinery	Russian Federation	CID001328
Gold	Pease & Curren	United States Of America	CID002872
Gold	Penglai Penggang Gold Industry Co., Ltd.	China	CID001362
Gold	Planta Recuperadora de Metales SpA	Chile	CID002919
Gold	Precious Metals Sales Corp.	United States Of America	CID002581
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	CID001386
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	CID001397
Gold	PX Precinox S.A.	Switzerland	CID001498
Gold	QG Refining, LLC	United States Of America	CID003324
Gold	Rand Refinery (Pty) Ltd.	South Africa	CID001512
Gold	Realized the Enterprise Co., Ltd.	China	CID001515
Gold	Refinery of Seemine Gold Co., Ltd.	China	CID000522
Gold	REMONDIS PMR B.V.	Netherlands	CID002582
Gold	Republic Metals Corporation	United States Of America	CID002510
Gold	Rio Tinto Group	Australia	CID002914
Gold	Rongda	China	CID001533
Gold	Royal Canadian Mint	Canada	CID001534
Gold	SAAMP	France	CID002761
Gold	Sabin Metal Corp.	United States Of America	CID001546
Gold	Safimet S.p.A	Italy	CID002973
Gold	SAFINA A.S.	Czechia	CID002290
Gold	Sai Refinery	India	CID002853
Gold	Sam Precious Metals	United Arab Emirates	CID003666
Gold	Samduck Precious Metals	Korea, Republic Of	CID001555
Gold	Samhwa non-ferrorus Metal ind.co.ltd	Korea, Republic Of	CID001556
Gold	Samwon Metals Corp.	Korea, Republic Of	CID001562
Gold	Sancus ZFS (L’Orfebre, SA)	Colombia	CID003529
Gold	Sanmenxia Hengsheng science and technology, research and development Co., LTD	China	CID001567
Gold	SAXONIA Edelmetalle GmbH	Germany	CID002777
Gold	Schone Edelmetaal B.V.	Netherlands	CID001573
Gold	Scotia Mocatta	Korea, Republic Of	CID001578

Gold	Sellem Industries Ltd.	Mauritania	CID003540
Gold	SEMPSA Joyeria Plateria S.A.	Spain	CID001585
Gold	Shan Dong Huangjin	China	CID001604
Gold	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co., Ltd.	China	CID001605
Gold	Shandon Jin Jinyin Refining Limited	China	CID001607
Gold	Shandong Gold Smelting Co., Ltd.	China	CID001916
Gold	Shandong Hengbang Smelter Co., Ltd.	China	CID001612
Gold	shandong huangjin	China	CID002291
Gold	Shandong Humon Smelting Co., Ltd.	China	CID002525
Gold	Shandong penglai gold smelter	China	CID001616
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	CID001619
Gold	Shandong Yanggu Xiangguang Co., Ltd.	China	CID002614
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	CID001622
Gold	Shenzhen CuiLu Gold Co., Ltd.	China	CID002750
Gold	Shenzhen Heng Zhong Industry Co., Ltd.	China	CID001692
Gold	SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.	China	CID004435
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China	CID002527
Gold	Shindong-a	Korea, Republic Of	CID001720
Gold	Shirpur Gold Refinery Ltd.	India	CID002588
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	CID001736
Gold	Singway Technology Co., Ltd.	Taiwan, Province Of China	CID002516
Gold	Sino-Platinum Metals Co., Ltd.	China	CID001745
Gold	So Accurate Group, Inc.	United States Of America	CID001754
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	CID001756
Gold	Solar Applied Materials Technology Corp.	Taiwan, Province Of China	CID001761
Gold	SOLEIL METALS (Chala One Plant)	Peru	CID004704
Gold	SOLEIL METALS (YAKARI Plant)	Peru	CID004705
Gold	Sovereign Metals	India	CID003383
Gold	Standard Bank	Hong Kong	CID001783
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania	CID003153
Gold	Sudan Gold Refinery	Sudan	CID002567
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	CID001798
Gold	SungEel HiMetal Co., Ltd.	Korea, Republic Of	CID002918
Gold	Suntain Co., Ltd.	Taiwan, Province Of China	CID001808
Gold	Super Dragon Technology Co., Ltd.	Taiwan, Province Of China	CID001810
Gold	SuZhou ShenChuang recycling Ltd.	China	CID002743
Gold	Suzhou University Special Chemical Reagent Co., Ltd	China	CID001824
Gold	T.C.A S.p.A	Italy	CID002580
Gold	Tai Perng	Indonesia	CID001840
Gold	Tai Perng	Taiwan, Province Of China	CID001840
Gold	Taipeng	Switzerland	CID001849
Gold	TAIWAN TOTAI CO., LTD.	Taiwan, Province Of China	CID001857
Gold	Taizhou Delta Electronics Co., Ltd.	China	CID001865
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	CID001875
Gold	TITAN COMPANY LIMITED, JEWELLERY DIVISION	India	CID004491
Gold	Tokuriki Honten Co., Ltd.	Japan	CID001938
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China	CID001947
Gold	TOO Tau-Ken-Altyn	Kazakhstan	CID002615
Gold	Torecom	Korea, Republic Of	CID001955
Gold	Tsai Brother industries	Taiwan, Province Of China	CID002745
Gold	Umicore Brasil Ltda.	Brazil	CID001977
Gold	Umicore Precious Metals Thailand	Thailand	CID002314
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	CID001980
Gold	United Precious Metal Refining, Inc.	United States Of America	CID001993

Gold	Universal Precious Metals Refining Zambia	Zambia	CID002854
Gold	Valcambi S.A.	Switzerland	CID002003
Gold	Value Trading	Belgium	CID003617
Gold	Viagra Di precious metals (Zhaoyuan) Co., Ltd.	China	CID002009
Gold	WANG TING	China	CID002023
Gold	WEEEREFINING	France	CID003615
Gold	Western Australian Mint (T/a The Perth Mint)	Australia	CID002030
Gold	White Solder Metalurgia e Mineração Ltda.	Brazil	CID002037
Gold	WIELAND Edelmetalle GmbH	Germany	CID002778
Gold	Worldtop	Korea, Republic Of	CID002052
Gold	Wuzhong Group	China	CID002063
Gold	Xiamen JInbo Metal Co., Ltd.	China	CID002076
Gold	Xiamen Police Station	China	CID002079
Gold	Yamakin Co., Ltd.	Japan	CID002100
Gold	Yamato Denki Ind. Co., Ltd.	Japan	CID002102
Gold	Yantai Zhaojin Lifu Precious Metals Co., Ltd.	China	CID000948
Gold	Yokohama Metal Co., Ltd.	Japan	CID002129
Gold	Yuh-Cheng Material Corporation	China	CID002148
Gold	Yunnan Copper Industry Co., Ltd.	China	CID000197
Gold	Yunnan Gold Mining Group Co., Ltd. (YGMG)	China	CID002491
Gold	Zhaojun Maifu	China	CID002201
Gold	Zhe Jiang Guang Yuan Noble Metal Smelting Factory	China	CID002205
Gold	Zhongkuang Gold Industry Co., Ltd.	China	CID002214
Gold	Zhongshan Hyper-Toxic Substance Monopolized Co., Ltd.	China	CID002219
Gold	Zhongshan Poison Material Proprietary Co., Ltd.	China	CID002221
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	CID002224
Gold	Zhuhai toxic materials Monopoly Ltd.	China	CID002231
Gold	Zhuzhou Smelting Group Co., Ltd	China	CID002529
Tantalum	5D Production OU	Estonia	CID003926
Tantalum	AMG Brasil	Brazil	CID001076
Tantalum	AMG Mining Mibra Mine	Brazil	CID003088
Tantalum	ANHUI HERRMAN IMPEX CO.	China	CID000059
Tantalum	Asaka Riken Co., Ltd.	Japan	CID000092
Tantalum	Avon Specialty Metals Ltd.	United Kingdom Of Great Britain and Northern Ireland	CID002705
Tantalum	Baoji Towin Rare Metals Co., Ltd.	China	CID003972
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China	CID000211
Tantalum	Chongyi Zhangyuan Tungsten Co., Ltd.	China	CID000261
Tantalum	CMT Rare Metal Advanced Materials (Hunan) Co., Ltd.	China	CID004431
Tantalum	CP Metals Inc.	United States Of America	CID003402
Tantalum	D Block Metals, LLC	United States Of America	CID002504
Tantalum	Duoluoshan	China	CID000410
Tantalum	E.S.R. Electronics	United States Of America	CID002590
Tantalum	Exotech Inc.	United States Of America	CID000456
Tantalum	F&X Electro-Materials Ltd.	China	CID000460
Tantalum	FIR Metals & Resource Ltd.	China	CID002505
Tantalum	Furuuchi Chemical Corporation	Japan	CID002576
Tantalum	Gannon & Scott	United States Of America	CID000520
Tantalum	Global Advanced Metals	United States Of America	CID000564
Tantalum	Global Advanced Metals Aizu	Japan	CID002558
Tantalum	Global Advanced Metals Boyertown	United States Of America	CID002557
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China	CID000291
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	China	CID002501
Tantalum	H.C. Starck GmbH	Germany	CID000654
Tantalum	H.C. Starck Hermsdorf GmbH	Germany	CID002547

Tantalum	H.C. Starck Surface Technology and Ceramic Powders GmbH	Germany	CID002546
Tantalum	H.C. Starck Tungsten GmbH	Germany	CID002541
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	CID002492
Tantalum	Hi-Temp Specialty Metals, Inc.	United States Of America	CID000731
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	CID002512
Tantalum	Jiangxi Sanshi Nonferrous Metals Co., Ltd	Belgium	CID004813
Tantalum	Jiangxi Sanshi Nonferrous Metals Co., Ltd	China	CID004813
Tantalum	Jiangxi Tuohong New Raw Material	China	CID002842
Tantalum	Jiujiang Janny New Material Co., Ltd.	China	CID003191
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	China	CID000917
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	CID002506
Tantalum	KEMET Blue Powder	United States Of America	CID002568
Tantalum	KEMET Corp.	United States Of America	CID000963
Tantalum	KEMET de Mexico	Mexico	CID002539
Tantalum	King-Tan Tantalum Industry Ltd.	China	CID000973
Tantalum	Malaysia Smelting Corporation (MSC)	Malaysia	CID001108
Tantalum	Materion	United States Of America	CID001115
Tantalum	Materion Newton Inc.	United States Of America	CID002548
Tantalum	Metallurgical Products India Pvt., Ltd.	India	CID001163
Tantalum	Mineracao Taboca S.A.	Brazil	CID001175
Tantalum	Mitsubishi Materials Corporation	Japan	CID001189
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001192
Tantalum	Nantong Tongjie Electrical Co., Ltd.	China	CID002386
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	CID001277
Tantalum	NPM Silmet AS	Estonia	CID001200
Tantalum	Plansee SE	Austria	CID001368
Tantalum	Plansee SE Liezen	Austria	CID002540
Tantalum	Plansee SE Reutte	Austria	CID002556
Tantalum	PM Kalco Inc	United States Of America	CID003396
Tantalum	Power Resources Ltd.	North Macedonia	CID002847
Tantalum	PowerX Ltd.	Rwanda	CID004054
Tantalum	PT Babel Inti Perkasa	Indonesia	CID001404
Tantalum	QuantumClean	United States Of America	CID001508
Tantalum	Resind Industria e Comercio Ltda.	Brazil	CID002707
Tantalum	RFH Recycling Metals Co., Ltd.	China	CID003159
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	China	CID003583
Tantalum	Rui Da Hung	Taiwan, Province Of China	CID001541
Tantalum	Shanghai Jiangxi Metals Co., Ltd.	China	CID001634
Tantalum	Soft Metais Ltda.	China	CID001758
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	CID001769
Tantalum	Speedrise	Brazil	CID001776
Tantalum	Taike Technology(Suzhou)Co.,Ltd.	China	CID002566
Tantalum	Taki Chemical Co., Ltd.	Japan	CID001869
Tantalum	TANIOBIS Co., Ltd.	Thailand	CID002544
Tantalum	TANIOBIS GmbH	Germany	CID002545
Tantalum	TANIOBIS Japan Co., Ltd.	Japan	CID002549
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany	CID002550
Tantalum	Telex Metals	United States Of America	CID001891
Tantalum	Tranzact, Inc.	United States Of America	CID002571
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	CID001969
Tantalum	V&D New Materials (Jiangsu) Co., Ltd.	China	CID003498
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	China	CID000616
Tantalum	XIMEI RESOURCES(GUIZHOU) TECHNOLOGY CO., LTD.	China	CID003973

Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China	CID002508
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	CID001522
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	China	CID002307
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	China	CID002232
Tin	5N Plus	United Kingdom Of Great Britain and Northern Ireland	CID002662
Tin	Alpha Assembly Solutions Inc	United States Of America	CID000292
Tin	American Iron and Metal	Canada	CID000049
Tin	An Thai Minerals Co., Ltd.	Viet Nam	CID002825
Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam	CID002703
Tin	Arco Alloys	United States Of America	CID002809
Tin	AURA-II	United States Of America	CID003013
Tin	Aurubis Beerse	Belgium	CID002773
Tin	Aurubis Berango	Spain	CID002774
Tin	bao yu hua	China	CID000135
Tin	Brinkmann Chemie AG	Germany	CID000169
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	CID000228
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China	CID003190
Tin	China Tin Group Co., Ltd.	China	CID001070
Tin	Chofu Works	China	CID002786
Tin	Chofu Works	Japan	CID002786
Tin	CNMC (Guangxi) PGMA Co., Ltd.	China	CID000278
Tin	Conecsus LLC	United States Of America	CID003504
Tin	Cooperativa Metalurgica de Rondonia Ltda.	Brazil	CID000295
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil	CID003486
Tin	CRM Synergies	Spain	CID003524
Tin	CV Ayi Jaya	Indonesia	CID002570
Tin	CV Dua Sekawan	Indonesia	CID002592
Tin	CV Gita Pesona	Indonesia	CID000306
Tin	CV Makmur Jaya	Indonesia	CID000308
Tin	CV United Smelting	Indonesia	CID000315
Tin	CV Venus Inti Perkasa	Indonesia	CID002455
Tin	Da Nang Processing Import and Export Joint Stock	Viet Nam	CID003154
Tin	Dai-ichi Seiko	Japan	CID000340
Tin	Dingnan Jiawang environmental Tin technology Co.	China	CID000357
Tin	Dongguan Best Alloys Co., Ltd.	China	CID000377
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China	CID003356
Tin	Dongguan City up another metal copper processing plant	China	CID000375
Tin	Dongguan City Xida Soldering Tin Products Co.	China	CID000376
Tin	dongrong	China	CID000396
Tin	Dowa	Japan	CID000402
Tin	Dragon Silver Holdings Limited	China	CID003579
Tin	DS Myanmar	Myanmar	CID003831
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam	CID002572
Tin	Elemetal Refining, LLC	United States Of America	CID001323
Tin	EM Vinto	Bolivia (Plurinational State Of)	CID000438
Tin	Estanho de Rondonia S.A.	Brazil	CID000448
Tin	Exotech Inc.	United States Of America	CID000458
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil	CID003582
Tin	Feinhutte Halsbrucke GmbH	Brazil	CID000466
Tin	Feinhutte Halsbrucke GmbH	Germany	CID000466
Tin	Fenix Metals	Poland	CID000468
Tin	Fuji Metal Mining Corp.	Japan	CID000498
Tin	Furuuchi Chemical Corporation	Indonesia	CID002576

Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China	CID003410
Tin	Gejiu Fengming Metallurgy Chemical Plant	China	CID002848
Tin	Gejiu Jinye Mineral Company	China	CID002859
Tin	Gejiu Kai Meng Industry and Trade LLC	China	CID000942
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	CID000538
Tin	Gejiu Shi	China	CID000550
Tin	GEJIU YE LIAN CHANG	China	CID000551
Tin	Gejiu Yunxi Group Corp.	China	CID000553
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	CID001908
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	CID000555
Tin	Global Advanced Metals Greenbushes Pty Ltd.	Australia	CID004754
Tin	Gold Bell Group	China	CID000572
Tin	Guang Zhou Hong Wuxi Products Limited	China	CID000598
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	CID003116
Tin	GuangDong ZhongShi Metal CO.,LTD	China	CID000617
Tin	GUANGXI HUA TIN GOLD MINUTE FEE, LTD.	China	CID002274
Tin	Guangxi Nonferrous Metals Group	China	CID000626
Tin	Guangxi Zhongshan Jin Yi Smelting Co., Ltd.	China	CID000628
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	China	CID002849
Tin	Hezhou Jinwei Tin Co., Ltd.	China	CID000720
Tin	Hongqiao Metals (Kunshan) Co., Ltd.	China	CID002635
Tin	HONGYANG Tin products Co., Ltd.	China	CID000484
Tin	HuiChang Hill Tin Industry Co., Ltd.	China	CID002844
Tin	Huichang Jinshunda Tin Co., Ltd.	China	CID000760
Tin	Hulterworth Smelter	China	CID002365
Tin	IMPAG AG	Switzerland	CID000790
Tin	Jean Goldschmidt International	Belgium	CID000835
Tin	Jean Goldschmidt International	China	CID000835
Tin	Jiang Jia Wang Technology Co.	China	CID000840
Tin	Jiang Xi Jia Wang Technology Tin Products Environmental Ltd.	China	CID000841
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	China	CID000244
Tin	Jiangxi New Nanshan Technology Ltd.	China	CID001231
Tin	Jiangxi Yaosheng Tungsten Co., Ltd.	China	CID002819
Tin	JinDa Metal .Co.Ltd	China	CID000899
Tin	Ju Tai Industrial Co., Ltd.	China	CID000934
Tin	KARAS PLATING LTD	United Kingdom Of Great Britain and Northern Ireland	CID003047
Tin	Kunshan SLH solder Manufacturing Co., Ltd.	China	CID001013
Tin	Kunshan xiubo	China	CID001018
Tin	LANGFANG BONDTRON ELECTRONIC MATERIALS CO., LTD.	China	CID002377
Tin	LIAN JING	China	CID002281
Tin	Linetech	Korea, Republic Of	CID001054
Tin	Linqu Xianggui Smelter Co., Ltd.	China	CID001063
Tin	Longnan Chuangyue Environmental Protection Technology Development Co., Ltd	China	CID004796
Tin	Luna Smelter, Ltd.	Rwanda	CID003387
Tin	M/s ECO Tropical Resources	Singapore	CID002382
Tin	Ma An Shan Shu Guang Smelter Corp.	China	CID001098
Tin	Maanshan Dongshen electronic material factory	China	CID001102
Tin	Ma'anshan Weitai Tin Co., Ltd.	China	CID003379
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil	CID002468
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	CID001105
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	Malaysia	CID004434
Tin	Materials Eco-Refining Co., Ltd.	Japan	CID001112
Tin	Medeko Cast S.R.O.	Slovakia	CID003024

Tin	Melt Metais e Ligas S.A.	Brazil	CID002500
Tin	Metahub Industries Sdn. Bhd.	Malaysia	CID001136
Tin	Metallic Resources, Inc.	United States Of America	CID001142
Tin	Metallum Group Holding NV	Belgium	CID001143
Tin	Minchali Metal Industry Co., Ltd.	Taiwan, Province Of China	CID001172
Tin	Mineracao Taboca S.A.	Brazil	CID001173
Tin	Mineracao Taboca S.A.	Brazil	CID001175
Tin	Ming Li Jia smelt Metal Factory	China	CID001177
Tin	Mining Minerals Resources SARL	Congo, Democratic Republic Of The	CID004065
Tin	Minmetals Ganzhou Tin Co. Ltd.	China	CID001179
Tin	Minsur	Peru	CID001182
Tin	Misue Tin Smelter and Refinery	Peru	CID002385
Tin	Mitsubishi Materials Corporation	Japan	CID001191
Tin	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001194
Tin	Modeltech Sdn Bhd	Malaysia	CID002858
Tin	Nantong Chun-Yuan Electronics Co.	China	CID002469
Tin	Ney Metals and Alloys	United States Of America	CID001246
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam	CID002573
Tin	Nihon Superior Co., Ltd.	Japan	CID002441
Tin	Novosibirsk Tin Combine	Russian Federation	CID001305
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	CID001314
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	CID002517
Tin	Old City Metals Processing Co., Ltd.	China	CID001332
Tin	OMODEO A. E S. METALLEGHE SRL	Italy	CID003395
Tin	Operaciones Metalurgicas S.A.	Bolivia (Plurinational State Of)	CID001337
Tin	P Kay Metal, Inc	United States Of America	CID005189
Tin	Pan Light Corporation	Taiwan, Province Of China	CID001356
Tin	Phoenix Metal Ltd.	Rwanda	CID002507
Tin	Plansee SE	Austria	CID001368
Tin	Pongpipat Company Limited	Myanmar	CID003208
Tin	Precious Minerals and Smelting Limited	India	CID003409
Tin	PT Alam Lestari Kencana	Indonesia	CID001393
Tin	PT Aries Kencana Sejahtera	Indonesia	CID000309
Tin	PT Arsed Indonesia	Indonesia	CID005067
Tin	PT Artha Cipta Langgeng	Indonesia	CID001399
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	CID002503
Tin	PT Babel Inti Perkasa	Indonesia	CID001402
Tin	PT Babel Surya Alam Lestari	Indonesia	CID001406
Tin	PT Bangka Kudai Tin	Indonesia	CID001409
Tin	PT Bangka Prima Tin	Indonesia	CID002776
Tin	PT Bangka Putra Karya	Indonesia	CID001412
Tin	PT Bangka Serumpun	Indonesia	CID003205
Tin	PT Bangka Timah Utama Sejahtera	Indonesia	CID001416
Tin	PT Bangka Tin Industry	Indonesia	CID001419
Tin	PT Belitung Industri Sejahtera	Indonesia	CID001421
Tin	PT BilliTin Makmur Lestari	Indonesia	CID001424
Tin	PT Bukit Timah	Indonesia	CID001428
Tin	PT Cipta Persada Mulia	Indonesia	CID002696
Tin	PT Donna Kembara Jaya	Indonesia	CID002473
Tin	PT DS Jaya Abadi	Indonesia	CID001434
Tin	PT Eunindo Usaha Mandiri	Indonesia	CID001438
Tin	PT Fang Di MulTindo	Indonesia	CID001442
Tin	PT HP Metals Indonesia	Indonesia	CID001445
Tin	PT Inti Stania Prima	Indonesia	CID002530

Tin	PT Justindo	Indonesia	CID000307
Tin	PT Karimun Mining	Indonesia	CID001448
Tin	PT Kijang Jaya Mandiri	Indonesia	CID002829
Tin	PT Koba Tin	Indonesia	CID001449
Tin	PT Lautan Harmonis Sejahtera	Indonesia	CID002870
Tin	PT Masbro Alam Stania	Indonesia	CID003380
Tin	PT Menara Cipta Mulia	Indonesia	CID002835
Tin	PT Mitra Graha Raya	Indonesia	CID004685
Tin	PT Mitra Stania Prima	Indonesia	CID001453
Tin	PT Mitra Sukses Globalindo	Indonesia	CID003449
Tin	PT NATARI	Indonesia	CID001456
Tin	PT O.M. Indonesia	Indonesia	CID002757
Tin	PT Panca Mega Persada	Indonesia	CID001457
Tin	PT Premium Tin Indonesia	Indonesia	CID000313
Tin	PT Prima Timah Utama	Indonesia	CID001458
Tin	PT Putera Sarana Shakti (PT PSS)	Indonesia	CID003868
Tin	PT Rajawali Rimba Perkasa	Indonesia	CID003381
Tin	PT Rajehan Ariq	Indonesia	CID002593
Tin	PT Rajwa International	Indonesia	CID002475
Tin	PT Refined Bangka Tin	Indonesia	CID001460
Tin	PT Sariwiguna Binasentosa	Indonesia	CID001463
Tin	PT Seirama Tin Investment	Indonesia	CID001466
Tin	PT Singkep Times Utama	Indonesia	CID002476
Tin	PT Stanindo Inti Perkasa	Indonesia	CID001468
Tin	PT Sukses Inti Makmur	Indonesia	CID002816
Tin	PT Sumber Jaya Indah	Indonesia	CID001471
Tin	PT Supra Sukses Trinusa	Indonesia	CID001476
Tin	PT Timah Nusantara	Indonesia	CID001486
Tin	PT Timah Tbk	Indonesia	CID002772
Tin	PT Timah Tbk Kundur	Indonesia	CID001477
Tin	PT Timah Tbk Mentok	Indonesia	CID001482
Tin	PT Tinindo Inter Nusa	Indonesia	CID001490
Tin	PT Tirus Putra Mandiri	Indonesia	CID002478
Tin	PT Tommy Utama	Indonesia	CID001493
Tin	PT Wahana Perkit Jaya	Indonesia	CID002479
Tin	PT Yinchendo Mining Industry	Indonesia	CID001494
Tin	Resind Industria e Comercio Ltda.	Brazil	CID002706
Tin	Rian Resources SDN. BHD.	Malaysia	CID003581
Tin	RIKAYAA GREENTECH PRIVATE LIMITED	India	CID004692
Tin	Rui Da Hung	Taiwan, Province Of China	CID001539
Tin	Sandvik Material Technology	Malaysia	CID001565
Tin	Semco	Korea, Republic Of	CID001584
Tin	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co., Ltd.	China	CID001606
Tin	Shanghai Gold Exchange	Brazil	CID001631
Tin	ShangHai YueQiang Metal Products Co., LTD	China	CID001642
Tin	Shangrao Xuri Smelting Factory	China	CID001648
Tin	Shantou xi kuang	China	CID001653
Tin	Shen Mao Solder (M) Sdn. Bhd	China	CID001661
Tin	Shenzhen Anchen Solder Tin Product Co., Ltd.	China	CID001675
Tin	Shenzhen Hong Chang Metal Manufacturing Factory	China	CID001694
Tin	Shenzhen Yi Cheng Industrial	China	CID001711
Tin	Sichuan Guanghan Jiangnan casting smelters	China	CID001731
Tin	Sigma Tin Alloy Co., Ltd.	China	CID002408
Tin	Sincemat Co, Ltd.	China	CID001742
Tin	Sizer Metals PTE Ltd	Singapore	CID001748
Tin	Soft Metais Ltda.	Brazil	CID001758

Tin	Solder Court Ltd.	China	CID002436
Tin	Solnet Metal Industry Co., Ltd.	Malaysia	CID001772
Tin	Spectro Alloys Corp.	United States Of America	CID002411
Tin	Sun Surface Technology Co Ltd	China	CID001804
Tin	Super Ligas	Brazil	CID002756
Tin	Suzhou Co. Ltd.	China	CID002723
Tin	Suzhou Nuonengda Chemical Co., Ltd.	China	CID001822
Tin	Tae Seung	China	CID001835
Tin	Tai Perng	Indonesia	CID001841
Tin	Taicang City Nancang Metal Material Co., Ltd.	China	CID001845
Tin	Taiwan high-tech Co., Ltd.	Taiwan, Province Of China	CID001851
Tin	Taiwan Huanliang	Indonesia	CID001852
Tin	Taiwan Huanliang	Taiwan, Province Of China	CID001852
Tin	TAIWAN TOTAI CO., LTD.	Taiwan, Province Of China	CID001857
Tin	Taiwan's lofty Enterprises Ltd.	Taiwan, Province Of China	CID001859
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	Japan	CID004403
Tin	TAP	United States Of America	CID001882
Tin	TCC steel	China	CID001885
Tin	TENNANT METAL PTY LTD.	China	CID001893
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	Viet Nam	CID002834
Tin	Thailand Mine Factory	Thailand	CID001897
Tin	Thaisarco	Thailand	CID001898
Tin	Three green surface technology limited company	China	CID001920
Tin	Tianshui Ling Bo Technology Co., Ltd.	China	CID001929
Tin	TIN PLATING GEJIU	China	CID001932
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	China	CID002180
Tin	Tin Technology & Refining	United States Of America	CID003325
Tin	Tochij	Japan	CID001935
Tin	TONG LONG	China	CID001943
Tin	Top-Team Technology (Shenzhen) Ltd.	China	CID001954
Tin	Tosoh	Japan	CID001958
Tin	TRATHO Metal Quimica	Brazil	CID003474
Tin	Triumph Northwest	China	CID001962
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam	CID002574
Tin	Umicore SA Business Unit Precious Metals Refining	Belgium	CID001981
Tin	Umicore SA Business Unit Precious Metals Refining	China	CID001981
Tin	UNI BROS METAL PTE LTD	China	CID001984
Tin	UNIFORCE METAL INDUSTRIAL CORP.	United States Of America	CID001986
Tin	Univertical International (Suzhou) Co., Ltd	United States Of America	CID001997
Tin	Untracore Co., Ltd.	Thailand	CID001998
Tin	Valcambi SA	Switzerland	CID002004
Tin	VQB Mineral and Trading Group JSC	Viet Nam	CID002015
Tin	WANG TING	China	CID002023
Tin	WELLEY	Taiwan, Province Of China	CID002027
Tin	Westmetall GmbH & Co. KG	Germany	CID002042
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil	CID002036
Tin	Woodcross Smelting Company Limited	Uganda	CID004724
Tin	WUJIANG CITY LUXE TIN FACTORY	China	CID002057
Tin	WUXI YUNXI SANYE SOLDER FACTORY	China	CID002062
Tin	Xiamen Golden Egret Special Alloy Co. Ltd.	United States Of America	CID002070
Tin	Xiamen Honglu Tungsten Molybdenum Co., Ltd.	China	CID002074
Tin	Xiamen Honglu Tungsten Molybdenum Co., Ltd.	China	CID002428
Tin	Xianghualing Tin Industry Co., Ltd.	China	CID002946
Tin	Xin Furukawa Metal ( Wuxi ) Co., Ltd.	China	CID002090
Tin	XURI	China	CID002099

Tin	YH (Yunnan)	China	CID002115
Tin	Yifeng Tin	China	CID002121
Tin	Yiquan Manufacturing	China	CID002123
Tin	Yuecheng Tin Co., Ltd.	China	CID002147
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	CID002158
Tin	Yunnan Chengo Electric Smelting Plant	China	CID002162
Tin	Yunnan Copper Zinc Industry Co., Ltd.	China	CID002164
Tin	Yunnan Dian'xi Tin Mine	United States Of America	CID002165
Tin	Yunnan Geiju Smelting Corp.	China	CID002166
Tin	Yunnan Industrial Co., Ltd.	China	CID002173
Tin	Yunnan Malipo Baiyi Kuangye Co.	China	CID002309
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China	CID003397
Tin	Zhangzhou Hiromi Non-ferrous Metals Co., Ltd.	China	CID002196
Tin	Zhangzhou Xiangcheng Hongyu Building	China	CID002197
Tin	Zhangzhou Xiangcheng Hongyu Building	United States Of America	CID002197
Tin	Zhaojun Maifu	China	CID002201
Tin	ZHEJIANG HUANGYAN XINQIAN ELECTRICAL	China	CID002206
Tin	Zhongshan Jinye Smelting Co.,Ltd	China	CID002220
Tin	ZhongShi	United States Of America	CID002223
Tin	Zhuhai Horyison Solder Co., Ltd.	China	CID002229
Tungsten	A.L.M.T. Corp.	China	CID000004
Tungsten	A.L.M.T. Corp.	Japan	CID000004
Tungsten	ACL Metais Eireli	Brazil	CID002833
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil	CID003427
Tungsten	Alta Group	Indonesia	CID000045
Tungsten	Artek LLC	Russian Federation	CID003553
Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam	CID002502
Tungsten	Atlantic Metals	Indonesia	CID000109
Tungsten	Avon Specialty Metals Ltd	United Kingdom Of Great Britain and Northern Ireland	CID002704
Tungsten	Beijing Zenith Materials	Indonesia	CID000149
Tungsten	China Minmetals Non-ferrous Metals Holding Co., Ltd.	China	CID000239
Tungsten	China Molybdenum Tungsten Co., Ltd.	China	CID002641
Tungsten	China National Nonferrous Metals Imp. & Exp. Jiangxi Co., Ltd.	China	CID002864
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	CID000258
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China	CID000281
Tungsten	CP Metals Inc.	United States Of America	CID003448
Tungsten	Cronimet Brasil Ltda	Brazil	CID003468
Tungsten	CWB Materials	Indonesia	CID000320
Tungsten	DAIDO STEEL	Japan	CID002349
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	China	CID002518
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	China	CID000345
Tungsten	DONGKUK INDUSTRIES CO., LTD.	Korea, Republic Of	CID004060
Tungsten	Duoluoshan	China	CID000413
Tungsten	Electroloy Metal Pte	Indonesia	CID000434
Tungsten	Fort Wayne Wire Die, Inc.	Indonesia	CID000480
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	China	CID003401
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China	CID000499
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	China	CID003609
Tungsten	Ganxian Shirui New Material Co., Ltd.	China	CID002531
Tungsten	Ganzhou Beseem Ferrotungsten Co., Ltd.	China	CID002644
Tungsten	Ganzhou Grand Sea W & Mo Group Co., Ltd.	China	CID000524
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	China	CID002645
Tungsten	Ganzhou Hongfei Materials Co.	Indonesia	CID000530
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China	CID000875

Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	CID002315
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	China	CID000868
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	CID002494
Tungsten	Ganzhou Sunny Non-Ferrous Metals Co., Ltd.	China	CID003580
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	China	CID002536
Tungsten	Geo Enterprise	Georgia	CID005373
Tungsten	Global Tungsten & Powders LLC	United States Of America	CID000568
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	CID000218
Tungsten	H.C. Starck Group	Germany	CID000683
Tungsten	H.C. Starck Tungsten GmbH	Germany	CID002541
Tungsten	HANNAE FOR T Co., Ltd.	Korea, Republic Of	CID003978
Tungsten	Heraeus Precious Metals GmbH & Co. KG	Indonesia	CID000712
Tungsten	Heyuan Fuma Cemented Carbide Co., Ltd.	China	CID002462
Tungsten	Hitachi	China	CID000730
Tungsten	Hop Hing electroplating factory Zhejiang	China	CID002739
Tungsten	Hubei Green Tungsten Co., Ltd.	China	CID003417
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	CID000766
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China	CID002579
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	China	CID002578
Tungsten	Hunan Jintai New Material Co., Ltd.	China	CID000769
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	China	CID003182
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	China	CID002513
Tungsten	Hydrometallurg, JSC	Russian Federation	CID002649
Tungsten	Japan New Metals Co., Ltd.	Japan	CID000825
Tungsten	Jiang Jia Wang Technology Co.	China	CID000840
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	CID002551
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	CID002321
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China	CID002313
Tungsten	Jiangxi Rare Metals Tungsten Holdings Group Co., Ltd.	China	CID002648
Tungsten	Jiangxi Richsea New Materials Co., Ltd.	China	CID002493
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	CID002318
Tungsten	Jiangxi Xianglu Tungsten Co., Ltd.	China	CID002647
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	CID002317
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	China	CID002535
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	CID002316
Tungsten	Jing Yuan Tungsten Technology Co., Ltd.	China	CID005012
Tungsten	Jing Yuan Tungsten Technology Co., Ltd.	Taiwan, Province Of China	CID005012
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	Russian Federation	CID003408
Tungsten	JX Nippon Mining & Metals Co., Ltd.	United States Of America	CID000940
Tungsten	Kanto Denka Kogyo Co., Ltd.	Thailand	CID000953
Tungsten	KENEE MINING VIETNAM COMPANY LIMITED	Viet Nam	CID004619
Tungsten	Kennametal Fallon	United States Of America	CID000966
Tungsten	Kennametal Huntsville	United States Of America	CID000105
Tungsten	KGETS Co., Ltd.	Korea, Republic Of	CID003388
Tungsten	KIHONG T & G	Brazil	CID000971
Tungsten	LAOS SOUTHERN MINING SMELTING SOLE CO.,LTD	Lao People's Democratic Republic	CID005017
Tungsten	Lianyou Metals Co., Ltd.	Taiwan, Province Of China	CID003407
Tungsten	Lianyou Resources Co., Ltd.	Taiwan, Province Of China	CID004397
Tungsten	LLC Vostok	Russian Federation	CID003643
Tungsten	MALAMET SMELTING SDN. BHD.	Malaysia	CID004056
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	CID002319
Tungsten	Masan High-Tech Materials	Viet Nam	CID002543
Tungsten	Materion	United States Of America	CID001116
Tungsten	Mehra Ferro-Alloys Pvt. Ltd.	India	CID002652

Tungsten	Midwest Tungsten Wire Co.	Indonesia	CID001167
Tungsten	Minmetals Ganzhou Tin Co. Ltd.	China	CID001181
Tungsten	Mitsubishi Materials Corporation	Indonesia	CID001190
Tungsten	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001195
Tungsten	Moliren Ltd.	Russian Federation	CID002845
Tungsten	Nam Viet Cromit Joint Stock Company	Viet Nam	CID004034
Tungsten	Nanchang Cemented Carbide Limited Liability Company	Indonesia	CID001228
Tungsten	Niagara Refining LLC	United States Of America	CID002589
Tungsten	Ningxia Orient Tantalum Industry Co., Ltd.	China	CID001280
Tungsten	NPP Tyazhmetprom LLC	Russian Federation	CID003416
Tungsten	OOO “Technolom” 1	Russian Federation	CID003614
Tungsten	OOO “Technolom” 2	Russian Federation	CID003612
Tungsten	Philippine Bonway Manufacturing Industrial Corporation	Philippines	CID004797
Tungsten	Philippine Carreytech Metal Corp.	Philippines	CID004438
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	CID002827
Tungsten	Plansee	Austria	CID001371
Tungsten	Pobedit, JSC	Russian Federation	CID002532
Tungsten	PT Stanindo Inti Perkasa	Indonesia	CID001470
Tungsten	PT Timah Tbk Mentok	Indonesia	CID001485
Tungsten	S.P.T. spol.s r.o.	Czechia	CID005068
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	Viet Nam	CID002538
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	China	CID004430
Tungsten	Solar Applied Materials Technology Corp.	Taiwan, Province Of China	CID001764
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	China	CID002815
Tungsten	Sumitomo Metal Mining Co., Ltd.	Japan	CID001801
Tungsten	TaeguTec	Korea, Republic Of	CID001839
Tungsten	Taicang City Nancang Metal Material Co.,Ltd	China	CID001847
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany	CID002542
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Viet Nam	CID001889
Tungsten	Thaisarco	Thailand	CID001901
Tungsten	Toshiba Material Co., Ltd.	Japan	CID002423
Tungsten	Tungamoy Metals Inc.	Korea, Republic Of	CID005248
Tungsten	Tungsten Diversified Industries LLC	United States Of America	CID002659
Tungsten	Tungsten Vietnam Joint Stock Company	Viet Nam	CID003993
Tungsten	ugitech	France	CID002979
Tungsten	Unecha Refractory metals plant	Russian Federation	CID002724
Tungsten	Uzbek Refractory and Heat-Resistant Metals	Uzbekistan	CID002660
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	Viet Nam	CID002011
Tungsten	Wolfram Bergbau und Hutten AG	Austria	CID002044
Tungsten	WOLFRAM Company CJSC	Russian Federation	CID002047
Tungsten	Woltech Korea Co., Ltd.	Korea, Republic Of	CID002843
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	CID002320
Tungsten	Xiamen Tungsten Co., Ltd.	China	CID002082
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China	CID002830
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China	CID002095
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	China	CID003662
Tungsten	Zhangzhou Chuen Bao Apt Smeltery Co., Ltd.	China	CID002195
Tungsten	Zhuzhou Cemented Carbide	China	CID002235
Tungsten	Zhuzhou Cemented Carbide Group Co., Ltd.	China	CID002236